UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2022 (June 9, 2022)

MORINGA ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40073	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 Park Avenue, 7th Floor
New York, NY	11040
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-6395

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of a redeemable warrant	MACAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	MACA	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MACAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On June 9, 2022, Moringa Acquisition Corp (“Moringa” or the “SPAC”) (Nasdaq: MACA, MACAU and MACAW), an exempted company organized under the laws of the Cayman Islands that is a special purpose acquisition company, entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Moringa, Holisto Ltd., a company organized under the laws of the State of Israel (“Holisto”), and Holisto MergerSub, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holisto (“Merger Sub”). The transactions set forth in the Business Combination Agreement (the “Transactions”) will constitute a “Business Combination” as contemplated by Moringa’s Amended and Restated Memorandum and Articles of Association.

Holisto is an Israeli company and a tech-powered online travel agency, which aims to make hotel booking affordable and personalized for consumers.

The Business Combination Agreement and the transactions contemplated thereby have been unanimously approved by the boards of directors of Moringa and Holisto, and by the shareholders of Holisto.

The following description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings assigned to them in the Business Combination Agreement.

General Terms and Effects; Merger Consideration

Pursuant to the Business Combination Agreement, at the closing (the “Closing”) of the transactions contemplated thereunder (collectively, the “Transactions”), and following the Capital Restructuring (as each such term is defined and described below), (i) Merger Sub will merge with and into the SPAC, with the SPAC continuing as the surviving entity and a wholly-owned subsidiary of Holisto (the “Merger”); (ii) Moringa Units, to the extent not previously separated, will be separated into the Moringa Class A ordinary shares and warrants; (iii) the Class B Ordinary Shares of Moringa will be converted into Moringa Class A Ordinary Shares; (iv) the Class A ordinary shares of Moringa will be converted into ordinary shares of Holisto (“Holisto Ordinary Shares”) in accordance with the ratio described below; (v) each Moringa warrant will be converted into one Holisto warrant (on the same terms contained in the Moringa warrants, except that each Holisto warrant will represent the right to acquire Holisto ordinary shares in lieu of Moringa Class A ordinary shares); (vi) Moringa will become a wholly-owned subsidiary of Holisto; and (vii) Moringa, as a wholly-owned subsidiary of Holisto, will change its corporate name to Holisto Inc. and will amend and restate its amended and restated memorandum and articles of association so as to be appropriate for a private company.

The number of Holisto Ordinary Shares to be received in exchange for each Moringa Class A ordinary share in the Merger will depend on whether the share was issued to the public pursuant to the registration statement relating to Moringa’s initial public offering (a “Moringa Public Share”) or whether the share was issued other than as part of Holisto’s initial public offering:

(i)	each Moringa Class A ordinary share issued to Moringa’s sponsor, Moringa Sponsor, L.P. (the “Sponsor”), and the underwriters for Moringa’s initial public offering (the “IPO”), including Class A ordinary shares issued upon conversion of Moringa Class B ordinary shares, which represent all of Moringa’s ordinary shares that were not issued to the public in the IPO, will automatically be exchanged for one Holisto Ordinary Share; and

(ii)	each Moringa Public Share that is not redeemed for cash pursuant to Moringa’s articles shall automatically become and be converted into the right to receive a number of Holisto Ordinary Shares that is equal to the lower of: (A) 1.6 or (B) the number yielded by the following calculations: (1) first, calculating the sum of (a) the Post-Redemption SPAC Share Number plus (b) 1,725,000 (which may be increased by mutual written consent of Moringa and Holisto), and (2) second, dividing the result of the immediately preceding sub-clause (1) by the Post-Redemption SPAC Share Number (the “Bonus Plan Adjustment”). The Post-Redemption SPAC Share Number is the aggregate number of Moringa Public Shares outstanding after giving effect to all redemptions of Moringa Public Shares. Under this formula, the more Moringa shares that are redeemed, the greater the number of Holisto Ordinary Shares that will be issued in respect of one Moringa Public Share. The maximum ratio will be 1.6 Holisto Ordinary Shares for each Moringa Public Share exchanged in the Merger, which is the ratio if 75% or more of Moringa Public Shares are redeemed, and the minimum ratio will be 1.15 Holisto Ordinary Shares for each Moringa Public Share exchanged in the Merger.

Prior to the Closing, but subject to the completion of the Closing, Holisto will effect a capital restructuring of its outstanding equity securities (the “Capital Restructuring”) so that the only class of outstanding equity of Holisto will be Holisto Ordinary Shares (along with certain options and warrants to be rolled over in connection with the Transactions). To effect the Capital Restructuring, (i) warrants to purchase Holisto Ordinary Shares, Ordinary A Shares and Preferred Shares (with certain exceptions) will be automatically exercised in accordance with their terms; (ii) each existing Simple Agreement for Future Equity (“SAFE”) that is outstanding for Holisto securities as of the date of the Business Combination Agreement (excluding any New SAFE Agreement, for a total of $4.75 million) will be converted automatically into Holisto Ordinary Shares in accordance with the terms of the SAFE agreements; (iii) the preferred shares and ordinary A shares of Holisto (including preferred shares and ordinary A shares issuable upon exercise of warrants that are exercised as part of the Capital Restructuring) will be converted into Holisto Ordinary Shares in accordance with their terms with the result that only Holisto Ordinary Shares will be outstanding. Holisto will then effect a share split, to become effective immediately prior to the Closing, and subject to the effectiveness of the Merger, pursuant to which each Holisto Ordinary Share outstanding as of immediately prior to the effective time of the Merger (but after the exercises and conversions described above, and excluding and prior to the issuance of any shares pursuant to a New SAFE Agreement) will be converted into the number of Holisto Ordinary Shares computed by (A) multiplying each such Holisto Ordinary Share by (B) the conversion ratio described below (the “Conversion Ratio”); and (iv) with respect to outstanding options and warrants to purchase Holisto Ordinary Shares that are not exercised as part of the Capital Restructuring, the number of Holisto Ordinary Shares issuable upon exercise of those securities, as well as the exercise price of those securities, will be adjusted in accordance with the Conversion Ratio. The Conversion Ratio is based on a Holisto valuation of $400 million plus the amount actually invested pursuant to the New SAFE Agreements, and a share price of $10.00 per Holisto Ordinary Share. The Business Combination Agreement does not provide for any purchase price adjustments to the Conversion Ratio as part of the pre-Closing Capital Restructuring.

Contemporaneously with the execution of the Business Combination Agreement, Holisto, Moringa and an institutional investor (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which Holisto agreed to issue to the Investor and the Investor agreed to purchase from Holisto contemporaneously with the closing under the Business Combination Agreement, on and subject to the terms and conditions of the Securities Purchase Agreement, for a total consideration of $30 million, Holisto’s secured senior convertible note in a principal amount of $30 million, which is due two years from the date of issuance (the “Investor Note”), and a warrant to purchase an aggregate of 1,363,636 Holisto Ordinary Shares (the “Financing Warrant”) at an exercise price of $11.50. The Securities Purchase Agreement, Investor Note, Financing Warrant and the related transaction documents, are described under “Terms of the Financing.”

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties made by each of Moringa and Holisto as of the date of the Business Combination Agreement or other specified dates. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect (as defined below), as well as information provided in the disclosure schedules to the Business Combination Agreement. As used in the Business Combination Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, an event or change that has a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such entity and its subsidiaries, taken as a whole, or (b) the ability of such entity or any of its subsidiaries to consummate the Transactions contemplated by the Business Combination Agreement or the ancillary agreements to which it is a party or bound, or to perform its related obligations, on a timely basis, in each case, subject to certain conditions and exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, subject to any party’s right to claim fraud by another party. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except for (i) those covenants and agreements to be performed after the Closing, which covenants and agreement will survive until fully performed, and (ii) the case of a claim of fraud by another party.

Covenants of the Parties

Each party has agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including those relating to: (1) providing each other access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) Holisto providing financial statements to Moringa; (iv) Moringa’s public filings; (v) no insider trading; (vi) notifications of certain breaches, consent requirements or other matters; (vii) efforts to consummate the Closing; (viii) further assurances; (ix) public announcements; (x) the filing of registration statements by Holisto; and (xi) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transaction, to notify the other party as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information. The Business Combination Agreement also contains certain customary post-Closing covenants regarding, among other matters, (a) maintenance of books and records; (b) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance; and (c) use of trust account proceeds.

In addition, Holisto has agreed to obtain, and, prior to its execution of the Business Combination Agreement, obtained its required shareholder approval for, among other things: (i) the adoption and approval of the Business Combination Agreement and the Transactions (including, to the extent required, the Capital Restructuring and the issuance of Holisto Ordinary Shares and warrants to the Moringa shareholders and warrant holders pursuant to the Business Combination Agreement (including in connection with the Financing)); (ii) the approval of the restated Holisto organizational documents, which had been approved by Holisto’s directors; (iii) the composition of Holisto’s post-Closing board of directors as described below (the “Post-Closing Board”), and agreed to enforce the Voting Agreements (as defined and described below) in connection therewith; (iv) the adoption and approval of certain incentive equity plan modifications, as well as a new equity incentive plan for Holisto in a form to be mutually agreed by Moringa and Holisto prior to the filing of the Registration Statement, which will provide for a new pool for awards; (v) the new employment agreements for post-Closing executives; (vi) the issuance of Holisto Ordinary Shares upon conversion of the new SAFE Agreements in accordance with their terms; and (vii) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance.

The parties made customary covenants regarding the filing by Holisto of a registration statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of (a) the Holisto Ordinary Shares and warrants to purchase Holisto Ordinary Shares to be issued to the holders of Moringa ordinary shares and warrants pursuant to the Business Combination Agreement, and (b) Holisto Ordinary Shares that are issuable upon exercise of those warrants. The Registration Statement also will contain Moringa’s proxy statement to seek the approval of its shareholders to: (i) the adoption and approval of the Business Combination Agreement, the ancillary documents related to the Transactions to which Moringa is a party, the Merger, the Plan of Merger, and the other related transactions; (ii) the approval of the change of name of Moringa as the surviving company of the Merger to “Holisto Inc.”; (iii) the approval and adoption of the restated articles of association of Moringa (as a subsidiary of Holisto) upon the Merger; (iv) such other matters as Holisto and Moringa shall mutually determine to be necessary or appropriate in order to effect the Transactions; and (v) the adjournment of the Moringa shareholders meeting, if necessary.

Holisto agreed to file with the SEC, within 30 days of the Closing, an additional registration statement, on Form F-1 under the Securities Act (the “Form F-1 Registration Statement”), covering the (i) sale of Holisto Ordinary Shares which are held by certain existing shareholders of Holisto and that are issuable to certain shareholders of Moringa pursuant to the Transactions, who are parties to the Amended Shareholder Rights Agreement (the “Amended SRA”) and the Restated Registration Rights Agreement, respectively, (ii) sale of Holisto Ordinary Shares issuable upon exercise of Continuing Warrants held by certain current shareholders of Holisto who have registration rights, and (iii) sale of Holisto warrants and Holisto Ordinary Shares issuable upon exercise of Holisto warrants which are to be held by certain shareholders of Moringa who are parties to the Restated Registration Rights Agreement. The undertaking by Holisto to register the sale of securities under the Form F-1 Registration Statement is in addition to its agreement to register, within five business days following the Closing, the sale of Holisto Ordinary Shares issuable upon conversion of the Investor Notes and upon exercise of the Financing Warrants. Holisto’s obligation to register Holisto Ordinary Shares pursuant to the Business Combination Agreement is subject to the restrictions on filing registration statements pursuant to the Securities Purchase Agreement with the Investor, which prohibits Holisto from filing any registration statements until the earlier of (x) the first date on which the resale by the Investor of all the Registrable Securities required to be filed on the initial Registration Statement, which includes the maximum number of Holisto Ordinary Shares issuable upon conversion of the Investor Note (including interest to the maturity date) and all Holisto Ordinary Shares issuable upon exercise of the Warrants is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Investor pursuant to Rule 144.

The agreement provides that the Post-Closing Holisto Board of Directors will consist of seven directors, consisting of four directors designated prior to the Closing by Holisto, at least two of whom will be considered independent under the requirements of The Nasdaq Capital Market (“Nasdaq”), one director designated prior to the Closing by Moringa, and two independent directors (under Nasdaq requirements) to be designated by Holisto, subject to Moringa’s consent (not to be unreasonably withheld, delayed or conditioned). Following the closing, Holisto’s chief executive officer and chief financial officer will be the same individuals (in the same office) as that of Holisto immediately prior to the Closing.

In connection with the execution of the Business Combination Agreement, Holisto intends to enter into employment agreements with certain of its senior employees, which will include non-competition and non-solicitation undertakings by those employees, in each case effective as of the Closing, each of which will be in a form to be agreed upon by Holisto and Moringa. Pursuant to the employment agreements, Holisto intends to grant options to its three founders.

Holisto has undertaken to Moringa to use its commercially reasonable best efforts to consummate the Financing pursuant to the Securities Purchase Agreement with the Investor.

Conditions to Closing

The Business Combination Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Moringa and Holisto; (ii) approvals of any required governmental authorities; (iii) no law or order preventing the Transactions; (iv) the Registration Statement having been declared effective by the SEC and no stop order having been issued by the SEC; (v) upon the Closing, after giving effect to the Redemption and the Financing pursuant to the Securities Purchase Agreement with the Investor, Holisto has, on a consolidated basis, net tangible assets of at least $5,000,001 immediately prior to, or upon completion of, the Merger (the net tangible assets to be determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and (vi) approval of Holisto’s Nasdaq listing application.

In addition, unless waived by Holisto, the obligations of Holisto and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Moringa of customary certificates and other Closing deliverables: (i) the representations and warranties of Moringa being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to certain materiality qualifiers); (ii) Moringa having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing; and (iii) the execution of the Founder Lock-Up Agreement (as defined and described below) by the Sponsor.

Unless waived by Moringa, the obligations of Moringa to consummate the Transactions are subject to, among other matters, the satisfaction of the following additional Closing conditions, in addition to the delivery by Holisto and Merger Sub of customary certificates and other Closing deliverables: (i) the representations and warranties of Holisto and Merger Sub being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to certain materiality qualifiers); (ii) Holisto and Merger Sub having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) absence of any Material Adverse Effect with respect to Holisto and its subsidiaries on a consolidated basis since the date of the Business Combination Agreement which is continuing and uncured; (iv) each of the Lock-Up Agreements, the New Employment Agreements, the Amended SRA, the Restated Registration Rights Agreement, and the D&O Indemnification Agreements shall be in full force and effect in accordance with the terms thereof as of the Closing and the existing investor rights agreements shall have been terminated; (v) the New SAFE Agreements shall have been converted into Holisto Ordinary Shares in accordance with their terms; (vi) Holisto shall have consummated the Capital Restructuring; (vii) the amended and restated articles of association of Moringa shall have been duly adopted effective as of the Effective Time; and (viii) the members of the Post-Closing Board shall have been elected or appointed as of the Closing in accordance with the composition required by the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Moringa and Holisto; (ii) by either Moringa or Holisto if any of the conditions to Closing have not been satisfied or waived by November 15, 2022; (iii) by either Moringa or Holisto if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by either Moringa or Holisto in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition (and so long as the terminating party is not also in breach under the Business Combination Agreement); (v) by Moringa if there has been a Material Adverse Effect on Holisto and its subsidiaries on a consolidated basis following the date of the Business Combination Agreement that is uncured and continuing; (vi) by written notice by Moringa to Holisto, if the Registration Statement has not been filed with the SEC within ten weeks from the date of the Business Combination Agreement; and (vii) by either Moringa or Holisto if Moringa holds a special meeting of its shareholders to approve the Business Combination Agreement and the Transactions and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination.

If the required Holisto shareholder approval of the Transactions has not been obtained within 45 days of the date of the Business Combination Agreement, or if the Registration Statement has not been filed by Holisto with the SEC within ten weeks from the date of the Business Combination Agreement (other than as a result of the failure of Moringa to provide information concerning Moringa required to be included in the Registration Statement reasonably satisfactory to counsel for Holisto), Holisto is required to pay a $3 million fee to Moringa (the “Special Fee”). The required Holisto shareholder approval was obtained prior to the execution of the Business Combination Agreement. Notwithstanding the foregoing, Moringa shall no longer be entitled to the Special Fee, and shall return any amount received on account of the Special Fee, if following the payment of the Special Fee, the parties consummate the Transactions prior to February 15, 2023. If Holisto does not have sufficient cash to pay the Special Fee when due, then the portion of the Special Fee that Holisto does not have sufficient cash to pay shall instead be payable as follows: (x) of any amount advanced to, or invested in, Holisto or its subsidiaries until February 15, 2023, 12% shall be used to pay the outstanding balance of the Special Fee, and (y) any amount of the Special Fee that remains outstanding on February 15, 2023, shall be immediately payable to Moringa in cash by irrevocable wire transfer in immediately available funds, to an account designated by Moringa (or, alternatively, at Holisto’s election, by issuance of a SAFE agreement to Moringa, substantially in the form of the New SAFE Agreements, with the substantive changes being that (1) such SAFE agreement shall be effective as of the issuance thereof, (2) certain provisions of the SAFE agreement shall be deleted, (3) the “Final Date” shall be February 15, 2023, and (4) the “Purchase Amount” shall be the outstanding balance of the Special Fee). Notwithstanding the foregoing, in the event of a Liquidity Event (as defined in the New SAFE Agreements previously executed), Moringa shall have the right, at its discretion, to convert the outstanding balance of the Special Fee into the consideration payable in respect of the New SAFE Agreements (treating the outstanding balance of the Special Fee as the Purchase Amount thereunder). The Company shall immediately inform Moringa of any event triggering repayment or conversion rights hereunder, and in any event at least seven (7) days prior to the occurrence thereof.

Trust Account Waiver

Holisto and Merger Sub each agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Moringa’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

Governing Law

The Business Combination Agreement is governed by the laws of the State of New York and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of New York (and any appellate courts thereof).

A copy of the Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto.

The Business Combination Agreement and the Securities Purchase Agreement, the terms are which are described below under “Terms of the Financing,” contain representations, warranties and covenants that the respective parties made to each other as of the date of such agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The Business Combination Agreement and the Securities Purchase Agreement have been filed as exhibits to this Current Report on Form 8-K in order to provide investors with information regarding their respective terms. These agreements are not intended to provide any other factual information about Moringa, Holisto, Merger Sub or any other party to the Business Combination Agreement or the Securities Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement and the Securities Purchase Agreement, which were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement and the Securities Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement and the Securities Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or conditions of any party to the Business Combination Agreement or the Securities Purchase Agreement. The representations, warranties, covenants and agreements and other terms of the Business Combination Agreement and the Securities Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement and the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in Moringa’s or Holisto’s public disclosures.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Business Combination Agreement (the “Ancillary Agreements”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are filed as exhibits. Shareholders and other interested parties are urged to read such Ancillary Agreements in their entirety.

Shareholder Voting and Support Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, certain shareholders of Holisto (as listed in the agreement), Holisto, and Moringa entered into a shareholder voting and support agreement (the “Shareholder Voting and Support Agreement”). Pursuant to such agreement, each shareholder irrevocably and unconditionally agreed that, at any meeting of the shareholders of Holisto (whether annual or special and whether or not an adjourned or postponed meeting), including any class meetings, class votes or class consents, and in connection with any written consent of shareholders of Holisto, such shareholder shall, and shall cause any other holder of record of any of the such shareholder's covered shares to: (a) if and when such meeting is held, appear at such meeting (in person or by proxy), and if a quorum is not present, to vote (in person or by proxy) in favor of adjournment of such meeting of the shareholders to a later date, as in accordance with Holisto’s Articles of Association as in effect at such time; (b) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the shareholder’s Covered Shares (as defined therein) in favor of the resolutions in the form attached to the agreement and any other resolutions in favor of (i) the Merger and the adoption of the Business Combination Agreement, (ii) the Conversion, (iii) the Capital Restructuring and (iv) any other matters necessary or reasonably requested by Holisto for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement; (c) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the shareholder’s Covered Shares against (A) any transaction, action or agreement of any kind (other than the Merger pursuant to the Business Combination Agreement) concerning the sale or transfer of (x) all or any material part of the business or assets of Holisto or (y) any of the shares or other equity interests or profits of Holisto, that would reasonably be expected to (i) frustrate the purposes of, impede, interfere with, delay, postpone or adversely affect the Merger with Moringa (including the consummation thereof), (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Holisto under the Business Combination Agreement, or cause any of the conditions to Closing set forth in the Business Combination Agreement not to be fulfilled or satisfied, or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the shareholder contained in this Agreement and (B) any merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of all or substantially all assets, scheme of arrangement, reorganization, recapitalization, dissolution, liquidation or winding up of or by Holisto. Each shareholder of Holisto party to the Shareholder Voting and Support Agreement granted a proxy in furtherance of its voting undertakings pursuant to the agreement.

 A copy of the Shareholder Voting and Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Shareholder Voting and Support Agreement is qualified in its entirety by reference thereto.

Holisto Lock-Up Agreements

Simultaneously with the execution and delivery of the Business Combination Agreement, certain 1% holders and/or insider Holisto shareholders each entered into a Lock-Up Agreement with Holisto (collectively, the “Lock-Up Agreements”). Pursuant to each of the Lock-Up Agreements, each Holisto shareholder party thereto agreed not to, during the period commencing on the date of the agreement and ending on the date which is six months following the Effective Time (subject to early release with respect to 50% of the Held Securities, on the date on which the closing price of Holisto Ordinary Shares on the Nasdaq Capital Market equals or exceeds $12.00 per share for any 20 trading days within any 30 consecutive trading days after the closing of the transactions contemplated by the Business Combination Agreement): (i) lend, offer, pledge, sell, hypothecate, encumber, donate, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly any Holisto Ordinary Shares or any securities convertible into or exchangeable or exercisable for Holisto Ordinary Shares, whether now owned or hereafter acquired, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the restricted securities, whether any such swap or transaction is to be settled by delivery of Holisto Ordinary Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction, described in clauses (i), or (ii) above, is to be settled by delivery of the restricted securities or other securities, in cash or otherwise.

A copy of the form of Lock-Up Agreement is filed as Exhibit 10.2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Lock-Up Agreement is qualified in its entirety by reference thereto.

Sponsor Lock-Up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor and Holisto entered into a letter agreement (the “Sponsor Lock-Up Agreement”). Pursuant to the Sponsor Lock-Up Agreement, the Sponsor agreed not to, during the period commencing on the date of the agreement and ending on the date which is six (6) months following the Effective Time (subject to early release with respect to 50% of the Held Securities, on the date on which the closing price of Holisto Ordinary Shares on the Nasdaq Capital Market equals or exceeds $12.00 for any 20 trading days within any 30 consecutive trading days after the closing of the transactions contemplated by the Business Combination Agreement) without the prior written consent of Holisto, directly or indirectly: (i) lend, offer, pledge, sell, hypothecate, encumber, donate, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly any of its Holisto Ordinary Shares or any securities convertible into or exchangeable or exercisable for Holisto Ordinary Shares that are received in respect of its Moringa founder shares, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the foregoing securities, whether any such swap or transaction is to be settled by delivery of Holisto Ordinary Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction, described in clauses (i), or (ii) above, is to be settled by delivery of the foregoing securities or other securities, in cash or otherwise. The Sponsor Lock-Up Agreement relates to the Holisto Ordinary Shares issuable to the Sponsor pursuant to the Business Combination Agreement in respect of the 2,875,000 Moringa Class B ordinary shares owned by the Sponsor.

A copy of the Sponsor Lock-Up Agreement is filed as Exhibit 10.2.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Sponsor Lock-Up Agreement is qualified in its entirety by reference thereto.

Private Placement Share/Warrant Lock-Up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor entered into a letter agreement (the “Private Placement Share/Warrant Lock-Up Agreement”). Pursuant to the Private Placement Share/Warrant Lock-Up Agreement, the Sponsor agreed not to, during the period commencing on the date of the agreement and ending thirty (30) days following the Effective Time, without the prior written consent of Holisto, directly or indirectly, (i) lend, offer, pledge, sell, hypothecate, encumber, donate, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly any Holisto Ordinary Shares or any securities convertible into or exchangeable or exercisable for Holisto Ordinary Shares received in respect of its Moringa private shares and warrants, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the restricted securities, whether any such swap or transaction is to be settled by delivery of Holisto Ordinary Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction, described in clauses (i), or (ii) above, is to be settled by delivery of the restricted securities or other securities, in cash or otherwise. The Private Placement Share/Warrant Lock-Up Agreement relates to the Holisto Ordinary Shares and Holisto warrants to be issued to the Sponsor pursuant to the Business Combination Agreement in respect of the 352,857 Moringa Class A ordinary shares and 176,429 Moringa warrants owned by the Sponsor.

 A copy of the Private Placement Share/Warrant Lock-Up Agreement is filed as Exhibit 10.2.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Private Placement Share/Warrant Lock-Up Agreement is qualified in its entirety by reference thereto.

Amended and Restated Registration Rights Agreement

Prior to the filing of the Registration Statement, Holisto, EarlyBirdCapital, Inc., the Sponsor, and with respect to a certain aspect of the agreement, Moringa, are to enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), which will amend that certain Registration Rights Agreement, dated as of February 19, 2021, by and among Moringa, EarlyBirdCapital, Inc. and the Sponsor. Pursuant to the Amended and Restated Registration Rights Agreement, which will become effective as of the Closing of the Transactions, Holisto will assume the obligations of Moringa under the prior Moringa registration rights agreement, and, among other things, Moringa will assign, and Holisto agreed to accept and assume, all of Moringa’s rights and obligations under the prior agreement from and after the Closing, pursuant to which Holisto will grant the holders certain registration rights with respect to certain securities of Holisto, as set forth in the Amended and Restated Registration Rights Agreement.

As part of the agreement, at any time and from time to time on or after the date the Merger is consummated, the Sponsor (or its affiliates) may make a written demand for registration of all or part of their Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement), which written demand shall describe the amount and type of securities to be included in such registration and the intended method(s) of distribution thereof. Upon receipt by Holisto of any such written notification from a requesting holder(s) to Holisto, such requesting holder(s) shall be entitled to have their Registrable Securities included in a registration pursuant to a demand registration and Holisto shall (i) file a registration statement (i.e., a Form F-1 or any similar long-form registration statement that may be available at such time) in respect of all Registrable Securities requested by the Sponsor and Requesting Holder(s) pursuant to such demand registration, not more than forty five (45) days immediately after Holisto’s receipt of the demand registration request, and (ii) shall effect the registration thereof as soon as practicable thereafter.

Additionally, if, at any time on or after the date of the Merger, Holisto proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of Holisto, then it shall give written notice of such proposed filing to all of the holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall, among other items, offer to all of the holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities. Holisto shall, in good faith, cause such Registrable Securities to be included in such piggyback registration and shall use its best efforts to cause the managing underwriter of a proposed underwritten offering to permit the Registrable Securities requested by the Holders to be included in a piggyback registration on the same terms and conditions as any similar securities of Holisto included in such registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

Holisto’s obligation to file a registration statement or include Holisto Ordinary Shares in a registration statement pursuant to the Amended and Restated Registration Rights Agreement is subject to the restriction on filing registration statements contained in the Securities Purchase Agreement with the Investor.

A copy of the Amended and Restated Registration Rights Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by reference thereto.

Terms of the Financing

Simultaneously with the execution of the Business Combination Agreement, Moringa and Holisto entered into the Securities Purchase Agreement with the Investor pursuant to which the Investor will purchase from Holisto, for $30 million: (i) the Investor Note, in a principal amount of $30 million; and (ii) a Financing Warrant to purchase 1,363,636 Holisto Ordinary Shares at an initial exercise price of $11.50 per share. Additionally, on the closing date of the transaction, Holisto and the Investor will execute and deliver a Registration Rights Agreement, pursuant to which Holisto has agreed to provide certain registration rights with respect to the securities identified by such agreement, and two security agreements pursuant to which Holisto and its subsidiaries grant the Investor a first priority security interest in all of Holisto’s and its subsidiaries’ assets.

The Investor Note has a term of two years and will (i) rank senior to all outstanding and future indebtedness of Holisto, and its subsidiaries and (ii) be secured by a first priority perfected security interest in all of the existing and future assets of Holisto and its direct and indirect subsidiaries, including a pledge of all of the share capital of each of the subsidiaries, as evidenced by security agreements.

The $30 million purchase price payable by the Investor for the Investor Note and Financing Warrant will be placed in a controlled account, which is controlled by a person designated by Investor and who takes instructions only from the Investor. Funds may be taken out of the Controlled Account and paid to Investor if either money is due to the Investor, generally as a result of Holisto’s non-compliance with one or more of its obligations under the various agreement with the Investor or if the Investor has exercised its right to require Holisto to redeem all or part of the Investor Note or the Investor believes that money is likely to be due to the Investor.

Funds are released to Holisto if (a) the Investor exercises its right to convert the Investor Note, in which case the principal amount of the Investor Note that is converted is released to Holisto and the principal amount of the Investor Note is reduced by the principal amount converted, or (b) Holisto meets all of a number of conditions for a quarterly payment based on a payment schedule to be provided. These conditions include the price of the Holisto Ordinary Share not being below the floor price (the “Floor Price”), which initially is $2.00, during any of the ten trading days before the date of determination, and the either the average volume of the Holisto Ordinary Shares is less than $400,000 or the trading volume during any one of the five trading days before the date of the determination is less than $400,000. If the Investor does not convert the Investor Note and the conditions for the quarterly payment are not met, the Investor may, in its discretion, advance all or part of the quarterly payment.

The Investor Note bears interest at the annual rate of 5% per annum, which increases to 18% after the occurrence of and until the cure of an Event of Default. Interest accrues from on the Issuance Date and is computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on each Interest Date and, if such Interest is not paid or converted into Ordinary Shares on an Interest Date, shall compound on such Interest Date, and shall otherwise be payable in accordance with the terms of this Note.

The Investor Note is convertible into Holisto Ordinary Shares at a conversion price equal to the lesser of (a) the fixed conversion price, which of $11.00 per share, subject to adjustment, or (b) the greater of (x) the Floor Price, which is initially $2.00 per share, or (y) 90% of the market price, as defined in the Investor Note. Any conversion of the Investor Note includes conversion of interest to the date of conversion plus such additional interest as would be payable to the Investor if the Investor held to maturity the portion of the Investor Note being converted. Upon conversion of the Note, the principal amount of the Investor Note which is converted is released to Holisto from the Controlled Account. If the Investor Note is converted, Holisto is required to issue the Holisto Ordinary Shares issuable upon such conversion on or before the second trading day following the date Holisto receives notice of conversion. If Holisto fails to issue the Holisto Ordinary Shares when required or if Holisto fails to have a registration statement effective as required by the Investor Registration Rights Agreement (described below) and the Holisto Ordinary Shares cannot be sold pursuant to Rule 144 without volume limitation, Holisto is required to pay damages to the Investor in addition to any other rights available to the Investor.

The Investor Note provides for full ratchet antidilution rights, which means that, with certain limited exceptions, if Holisto sells ordinary shares or issues warrants or convertible securities at a price or with an exercise or conversion price lower than the then-current conversion price, the fixed conversion price is reduced to the lowest price at which ordinary share are sold or are issuable or are deemed to be sold pursuant to warrants or other convertible securities even if such price results in the fixed conversion price which is less than the Floor Price.

If at any time and from time to time Holisto effects any share split, share dividend, share combination recapitalization or other similar transaction involving the Holisto Ordinary Shares and following such event, the market price of the Holisto Ordinary Shares is less than the fixed conversion price then in effect (after giving effect to the adjustment resulting from such event), then on the 16th trading day immediately following such event, the conversion price then in effect on such 16th trading day shall be reduced (but in no event increased) to the market price on such 16th trading day.

The Investor Note provides for 21 events of default. Upon an event of default, the conversion price is the lesser of (a) the fixed conversion price or (b) the greater of (x) the Floor Price or (y) 85% of market. Following an event of default the Investor can also require Holisto to redeem the Investor Note at 115% of the principal amount.

If the market price of the Holisto Ordinary Shares is less than the Floor Price, initially $2.00, the Investor can require Holisto to redeem the Investor Note at 105% of amount being redeemed, which includes interest to the maturity date and any late charges. The Floor Price is subject to a downward adjustment based on 20% of the market price, as defined, six and twelve months from the closing date.

In the event of a change of control, as defined in the Investor Note, the Investor can require Holisto to redeem the Investor Note at 115% of the conversion amount or a greater amount based on a formula set forth in the Investor Note.

If Holisto fails to comply with certain covenants, including the timely delivery of Holisto Ordinary Shares upon conversion of the Investor Note or upon exercise of the Financing Warrant, Holisto is required to pay liquidated damages for such breach, in addition to other remedies which may be available to the Investor.

On the Maturity Date, Holisto shall pay to the Investor an amount in cash representing all outstanding Principal, accrued and unpaid interest, including interest to the maturity date and accrued and unpaid late charges. Other than as specifically permitted by the Investor Note, Holisto may not prepay any portion of the outstanding principal, accrued and unpaid interest or accrued and unpaid late charges. The Investor has the right, under certain conditions, to extend the Maturity Date.

Holisto has the right to redeem all or any part of the Investor Note at 115% of the Conversion Amount being redeemed, which includes accrued interest and interest to the maturity date of the amount being converted. If Holisto redeems the Investor Note in full, Holisto may also redeem the Financing Warrant at the Black Sholes value computed as provided in the Financing Warrant.

The Financing Warrant has an initial exercise price of $11.50 per share, which is reset to a price equal to 110% of the market price, as defined, one year from the closing (if such reset price results in a lower price). The Financing Warrant provides for full ratchet antidilution rights, which means that, with certain limited exceptions, if Holisto sells ordinary shares or issues warrants or convertible securities at a price or with an exercise or conversion price lower than the then-current conversion price, the exercise price of the Financing Warrant is reduced to the lowest price at which ordinary share are sold or are issuable or are deemed to be sold pursuant to warrants or other convertible securities, even if such price results in an exercise price which is less than the Floor Price.

If at any time and from time to time Holisto effects any share split, share dividend, share combination recapitalization or other similar transaction involving the Holisto Ordinary Shares and following such event, the market price of the Holisto Ordinary Shares is less than the exercise price then in effect (after giving effect to the adjustment resulting from such event), then on the 16th trading day immediately following such event, the exercise price then in effect on such 16th trading day shall be reduced (but in no event increased) to the market price on such 16th trading day.

Whenever the exercise price of the Financing Warrant is reduced, the number of shares issuable upon exercise of the warrant is proportionately increased.

The Financing Warrant may be exercised by the Investor on any day on or after the Issuance Date, in whole or in part either by paying the purchase price or by a cashless exercise. If the Financing Warrant is exercised, Holisto is required to issue the Holisto Ordinary Shares issuable upon such exercise on or before the second trading day following the date Holisto receives notice of exercise and the exercise price if the exercise is not a cashless exercise. If Holisto fails to issue the Holisto Ordinary Shares when required or if Holisto fails to have a registration statement effective as required by the registration rights agreement the Holisto Ordinary Shares cannot be sold pursuant to Rule 144 without volume limitation, Holisto is required to pay damages to the Investor in addition to any other rights available to the Investor.

Holisto is required to use reasonable best efforts to enter into an agreement for an Approved Financing pursuant to which investors invest at least $47 million. If Holisto and Moringa are not able to obtain such financing by June 30, 2022, Holisto can terminate the Securities Purchase Agreement without liability, other than reimbursement of an agreed amount of legal counsel fees of $305,000, of which $50,000 has been paid. An Approved Financing consists of each of the following:

i. Subsequent Placement of Holisto Ordinary Shares and/or warrants to purchase Holisto Ordinary Shares, with a fixed price per Holisto Ordinary Share of no less than 90% of the Closing Bid Price of the Holisto Ordinary Shares on the Principal Market as of the Trading Day ended immediately prior to the time of execution of definitive agreements with respect thereto and with such other terms and conditions reasonably satisfactory to the Investor.

ii. In addition to the $4.75 million under the New SAFE Agreements, up to an additional $5.0 million, in the aggregate, pursuant to one or more SAFE agreements, in the same form as the New SAFE Agreements or such other form reasonably satisfactory to the Investor.

iii. Solely to the extent outstanding prior to the Closing Date, any backstop or other non-redemption agreements pursuant to which the backstop investors or other public investors purchase shares which would otherwise be redeemed and agree not to redeem the shares, and Holisto delivers (or pays) to such investors such consideration (which may consist of cash, Holisto Ordinary Shares and/or warrants to acquire Holisto Ordinary Shares, as applicable) as Holisto and the Investor shall mutually agree.

Upon the execution of the Securities Purchase Agreement, and even before Closing, until no Investor Notes are outstanding, Holisto is prohibited from entering into or effecting any “Variable Rate Transaction”, other than an equity line with the Investor. The prohibited Variable Rate Transaction means (i) any agreement to sell securities at a future determined price (including prohibiting any equity line of credit, or any “at the market” offering, but excluding and allowing standard “preemptive rights”) or (ii) any convertible securities whose exercise or conversion price varies with the trading price of Holisto Ordinary Shares, or is reset at any future date (except standard anti-dilution rights). The prohibition on any future priced security/Variable Rate Transaction between signing and closing purports to also restrict Moringa. The Investor can use injunctive relief to stop such transactions, either against Holisto or Moringa. The SAFE financings included in the Approved Financings are excluded from the definition of Variable Rate Transaction.

The Securities Purchase Agreement has representations and warranties by Holisto and Moringa which are customary in a financing such as the Financing under Securities Purchase Agreement, including representations relating its authorization of the Securities Purchase Agreement and related agreements and, with respect to Holisto, the authorization for the issuance of the Investor Notes, Financing Warrant and the underlying Holisto Ordinary Shares, their financial statements and the absence of undisclosed liabilities, the issuance of outstanding securities, the absence of certain changes and undisclosed liabilities, developments and circumstances, transactions with affiliates, and, with respect to Moringa, its SEC filings.

The closing of the Financing is conditioned upon, among other things, the listing on Nasdaq of the Holisto Ordinary Shares, including the Holisto Ordinary Shares issuable upon conversion of the Investor Note and exercise of the Financing Warrants. Under the Securities Purchase Agreement, Holisto is required to apply for the listing of the Holisto Ordinary Shares and Holisto warrants on Nasdaq. In the event that the Holisto Ordinary Shares and Holisto warrants are not listed on Nasdaq for failure of Holisto to meet the Nasdaq initial listing requirements, including the failure to meet the Nasdaq requirements relating to (w) the market value of unrestricted publicly held shares, (x) unrestricted round lot holder requirements, (y) unrestricted publicly held shares and (z) shareholders’ equity, Holisto may terminate the Securities Purchase Agreement without payment of any fees other than reimbursement of legal fees as described above.

The Securities Purchase Agreement prohibits Holisto from filing any registration statements until the earlier of (x) the first date on which the resale by the Investor of all the Registrable Securities required to be filed on the initial Registration Statement, which includes the maximum number of Holisto Ordinary Shares issuable upon conversion of the Investor Note (including interest to the maturity date) and all Holisto Ordinary Shares issuable upon exercise of the Financing Warrant, is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Investor pursuant to Rule 144.

The Securities Purchase Agreement also has limitations on the issuance of other securities that would cause a breach of the Investor Note or Financing Warrant.

The conditions precedent to Holisto’s obligation to close the Financing are limited, but include that the Investor has paid the Purchase Price to the Controlled Account (less specified fees which would otherwise be paid at closing).

The closing conditions for the Investor are extensive (more than 30 closing conditions), and include, among other things:

●	The concurrent closing of the Business Combination Agreement;

●	Holisto shall have not less than $50,000,000 of cash including (a) the $30,000,000 proceeds from the sale of the Investor Note, which amount shall be transferred to a specified account at a specified bank pursuant to a Controlled Account Agreement; (b) the net funds in Moringa’s Trust Account after paying the redemption price of the Moringa Public Shares that have exercised their right of redemption; (c) any cash held in Holisto’s or Moringa’s bank account; and (d) the net proceeds of any additional financing agreement, net of any expenses including brokers commissions and deferred underwriting fees from Moringa’s initial public offering;

●	As of the closing date, no indebtedness of Holisto or any of its subsidiaries (after giving effect to the Merger) shall exist other than the Investor Note, except for such indebtedness that is subordinated to the Investor Note pursuant to a subordination agreement in form and substance satisfactory to the Collateral Agent (as defined in the Securities Purchase Agreement) in its sole discretion.

●	The Holisto Ordinary Shares are approved for listing on Nasdaq;

●	Holisto shall have paid of its secured debt and the secured party releases its lien on Holisto’s assets; and

●	No event or series of events have occurred that reasonably would have or result in a material adverse effect.

If the Investor satisfies or waives all of its conditions, and the deal does not close in 5 days (or if it does not close by the Outside Date of December 1, 2022), Holisto must pay the Investor’s counsel expenses plus all other transaction expenses, and the Investor can seek specific performance. If Holisto terminates the agreement an does any alternative financing within one year, Holisto will be required to pay a break-up fee of $1.5 million in addition to paying these expenses. The agreement provides that if the Securities Purchase Agreement is terminated because of the listing failure, or the failure to raise the $47 million in Approved Financing, then there is no break-up fee.

A copy of the form of Securities Purchase Agreement is filed as Exhibit 10.4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Securities Purchase Agreement is qualified in its entirety by reference thereto.

A copy of the form of Investor Note is filed as Exhibit 10.4.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Investor Note is qualified in its entirety by reference thereto.

A copy of the form of Financing Warrant is filed as Exhibit 10.4.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Financing Warrant is qualified in its entirety by reference thereto.

Ancillary Agreements to the Securities Purchase Agreement

Simultaneously with the execution of the Securities Purchase Agreement, Holisto and the Investors also entered into a registration rights agreement (the “Investor Registration Rights Agreement”), leak-out agreement (“Leak-Out Agreement”), security and pledge agreement (“Security and Pledge Agreement”), security agreement (“Security Agreement”), and guaranty agreement (“Guaranty Agreement”).

Investor Registration Rights Agreement

In connection with the execution of the Securities Purchase Agreement, Holisto agreed upon the closing of the Securities Purchase Agreement to enter into an Investor Registration Rights Agreement with the Investor and its permitted assignees pursuant to which Holisto will agree to register with the SEC the resale of the Holisto Ordinary Shares issuable upon conversion of the Note and the exercise of the Financing Warrant. Under the Investor Registration Rights Agreement, Holisto will agree to file a registration statement on Form F-3 (or Form F-1 if Form F-3 is unavailable) with the SEC within 5 days of the Closing, and to have the registration statement declared effective within 90 calendar days from the date the registration statement is filed. The Investor Registration Rights Agreement likewise contains piggyback registration rights. The Investor Registration Rights Agreement also contains usual and customary liquidated damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified.

A copy of the form of Investor Registration Rights Agreement is filed as Exhibit 10.4.4 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Investor Registration Rights Agreement is qualified in its entirety by reference thereto.

Leak-Out Agreement

Pursuant to the Leak-Out Agreement, the Investor agreed that, during the period commencing on the date of issuance of the Investor Note (the “Execution Date”) and ending on the earlier to occur of (i) such date as the Investor no longer holds any Investor Note, (ii) such date upon which any breach by Holisto of any term of the Leak-Out Agreement occurs, regardless of whether such breach is subsequently cured and (iii) such date any Event of Default (as defined in the Investor Note) occurs, regardless of whether such Event of Default is subsequently cured (such period, the “Restricted Period”), on any Trading Day following the Trading Day on which the VWAP of Holisto Ordinary Shares is less than $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or similar events) (any such date, a “Date of Determination”), the Investor and any Affiliate of the Investor has or shares discretion relating to the holder’s investments or trading or information concerning the Investor’s investments in any the Restricted Securities (together, the “Investor’s Trading Affiliates”) shall not sell on the Trading Day following such Date of Determination (the “Applicable Trading Day”), in the aggregate, any Conversion Shares or Warrant Shares (the “Restricted Securities”) in an aggregate amount representing more than the greater of (x) $60,000 in sales of Holisto Ordinary Shares, and (y) 20% of the daily composite trading volume of Ordinary Shares as reported by Bloomberg, LP on such Applicable Trading Day.

A copy of the form of Leak-Out Agreement is filed as Exhibit 10.4.5 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Leak-Out Agreement is qualified in its entirety by reference thereto.

Security Agreements

Pursuant to the Securities Purchase Agreement, the Investors Note will be guaranteed by each subsidiary of Holisto and secured by a first priority perfected security interest in all of the existing and future assets of Holisto and its direct and indirect domestic subsidiaries, including a pledge of all of the share capital of each of the subsidiaries. The Investor’s security interest is set forth in two security agreements – the Security Agreement (Israel) and the Security and Pledge Agreement, which are described below.

Pursuant to the Securities Purchase Agreement, and in order to secure the prompt payment and performance in full when due of Holisto’s obligations relating to all loans, advances, debts, liabilities, obligations, covenants and duties it owes to the Investor pursuant to the Investor Note (as well as the Investor Registration Rights Agreement and other transaction documents), whether by lapse of time, acceleration, mandatory prepayment or otherwise, Holisto and its subsidiaries will, at the closing, enter into an Israeli Security Agreement and a Security and Pledge Agreement with the Investor pursuant to which Holisto and its subsidiaries shall grant, assign and pledge, effective as of the closing of the Securities Purchase Agreement, to the Investor, as Collateral Agent on behalf of itself, security interests and pledges all its assets in favor of the Investor in a first priority fixed pledge and a first priority floating pledge in all of the existing and future assets of Holisto and its subsidiaries including a pledge of all of the share capital owned by Holisto in each of its subsidiaries and in all of Holisto’s and its subsidiaries’ intellectual property. The Collateral under the Security and Pledge Agreement excludes from the general definition of all of Holisto’s and its subsidiaries’ assets (i) such portion of the voting capital stock of any foreign subsidiary, as defined, in excess of 65% of the issued and outstanding voting capital stock of such Foreign Subsidiary at any time the pledging of more than 65% of the total outstanding voting capital stock of such Foreign Subsidiary would result in a material adverse tax consequence to Holisto or a subsidiary, or (ii) any assets or rights included in the definition of “Collateral” in the Security Agreement (Israel).

A copy of the form of Security and Pledge Agreement is filed as Exhibit 10.4.6 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Security and Pledge Agreement is qualified in its entirety by reference thereto.

A copy of the form of Security Agreement (Israel) is filed as Exhibit 10.4.7 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Security Agreement is qualified in its entirety by reference thereto.

Guaranty Agreement

Under the terms of the Securities Purchase Agreement, each of Holiso’s subsidiaries will enter into a guaranty agreement in favor of Investor in its capacity as collateral agent. Pursuant to the Guaranty Agreement, all of Holisto’s subsidiaries will jointly and severally guaranty to the Investor, the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations, which is broadly defined to include obligations of Holisto under all of the Transaction Documents.

 A copy of the form of Guaranty Agreement is filed as Exhibit 10.4.8 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Guaranty Agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Investor Note and Financing Warrant pursuant to the Securities Purchase Agreement, will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. See the disclosure under the heading “Terms of the Financing” in Item 1.01 of this Current Report with respect to the issuance of the Investor Note and Financing Warrant pursuant to the Securities Purchase Agreement. Pursuant to the Investor Registration Rights Agreement, Holisto is required to register, under the Securities Act, the sale of the Holisto Ordinary Shares issuable upon conversion of the Investor Note and upon exercise of the Financing Warrant, unless such Holisto Ordinary Shares can be sold pursuant to Rule 144.

Item 7.01 Regulation FD Disclosure.

The investor presentation (the “Investor Presentation”) that will be used by Moringa and Holisto in connection with the Transactions contemplated by the Business Combination Agreement is furnished as Exhibit 99.1.

The Investor Presentation is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 13, 2022, Moringa issued a press release announcing the execution of the Business Combination Agreement with Holisto and the Securities Purchase Agreement with the Investor. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

ADDITIONAL INFORMATION

General

Holisto intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement of Moringa and a prospectus for the securities of Holisto to be offered, issued and sold in connection with the proposed Transactions involving Holisto, Moringa and MergerSub. The definitive proxy statement and other relevant documents will be mailed to shareholders of Moringa as of a record date to be established for voting on the Transactions and related matters. Shareholders of Moringa and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Moringa’s solicitation of proxies for the special meeting of its shareholders to be held to approve the Transactions and related matters because these documents will contain important information about Moringa, Holisto, Merger Sub and the Transactions. Shareholders of Moringa will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Moringa by contacting Gil Maman, Chief Financial Officer, c/o Moringa Acquisition Corp, 250 Park Avenue, 7th Floor, New York, NY 11040, at (212) 572-6395 or at gil@moringaac.com.

Participants in the Solicitation

Moringa, Holisto and certain of their respective directors, executive officers, other members of management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies from the shareholders of Moringa in favor of the approval of the Transactions. Shareholders of Moringa and other interested persons may obtain more information regarding the names and interests in the Transactions of Moringa’s directors and officers in Moringa’s filings with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained at the SEC’s website, https://www.sec.gov/edgar/searchedgar/companysearch.html, or as provided in the preceding paragraph.

Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of Moringa, Holisto and their respective affiliates from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The actual results of Moringa and Holisto may differ from their expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations of Moringa and Holisto with respect to future performance and anticipated financial impacts of the Transactions and related matters, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Moringa or Holisto and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the expected timing and likelihood of completion of the Transactions, including the risk that the Transactions may not close due to one or more closing conditions to the Transactions in the Business Combination Agreement not being satisfied or waived on a timely basis or otherwise, or that the required approval of the Business Combination Agreement and related matters by the shareholders of Moringa is not obtained; (ii) a failure of the Investor to purchase the Investor Note and Financing Warrant or the failure of any other investor, including parties to the New SAFE Agreements, to purchase the securities pursuant to their respective agreements; (iii) the effect of the terms of the Investor Note, including, but not limited to the $30 million purchase price being held in a controlled account controlled by a designee of the Investor and the conversion price of the Investor Note being at a discount from market at the time of conversion, and the terms of the Financing Warrant, on the market price of Holisto’s ordinary shares; (iv) the Investor’s designee’s control of the $30 million of proceeds from the sale of the Investor Note and Financing Warrant, which causes those proceeds not to be treated as cash to Holisto until released to Holisto, with no assurance as to when or whether those funds will be released; (v) Moringa’s failure to retain sufficient cash in its trust account due to redemptions by Moringa’s public shareholders or find replacement financing in order to meet the minimum of $5,000,001 of net tangible assets, which is a closing condition to the Merger and a provision in Moringa’s articles which cannot be waived by Moringa; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (vii) the ability of Holisto to meet Nasdaq initial listing standards following the Transactions including the risk that Holisto may fail to meet these listing requirements because of the amount of redemptions of Moringa’s public shares; (viii) costs related to the Transaction, including the requirement of paying secured debt at the Closing; (ix) the failure of Holisto and Moringa to obtain $47 million in financing as required by the Securities Purchase Agreement; (x) the termination of the Securities Purchase Agreement by Holisto as a result of its and Moringa’s failure to raise $47 million in any Approved Financing and the failure of Holisto and Moringa to find an alternative financing source following such termination; (xi) Holisto and Moringa consummating the Merger without any financing other than the New SAFE Agreements; (xii) the occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of Holisto or Moringa; (xiii) the disruption of Holisto management’s time from ongoing business operations due to the Transactions; (xiv) announcements relating to the Transactions having an adverse effect on the market price of Moringa's securities; (xv) the effect of the Transactions and the announcement thereof on the ability of Holisto to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally; (xvi) the failure of Holisto to meet projected development targets; (xvii) risks relating to the travel industry generally, including changes in applicable laws or regulations; (xviii) the effects of laws and regulations affecting the market for Holisto’s products; (xix) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors, or adverse macro-economic conditions, including inflation and supply chain delays, triggered by the COVID-19 pandemic; (xx) risks associated with Holisto being an Israeli company located in Israel and the effect of any security and terrorist activity in or affecting Israel; and (xxi) other risks and uncertainties, including those to be identified in the proxy statement/prospectus on Form F-4 (when available) relating to the Transactions, including those under “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements” and “Holisto Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in other filings with the SEC by Moringa or, subsequent to the date of this filing, Holisto. Moringa and Holisto caution that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and readers are cautioned not to place undue reliance upon any forward-looking statements. Moringa and Holisto undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

Disclaimer

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and related matters. This Current Report on Form 8-K also shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of June 9, 2022, by and among Holisto Ltd., Holisto MergerSub, Inc. and Moringa Acquisition Corp
10.1	Form of Shareholder Voting and Support Agreement, dated as of June 9, 2022, by and among Holisto Ltd., Moringa Acquisition Corp and the shareholders of Holisto party thereto
10.2.1	Form of Lock-Up Agreement, dated as of June 9, 2022, entered into by each shareholder of Holisto Ltd. party thereto in favor of Holisto Ltd.
10.2.2	Form of Lock-Up Agreement, dated as of June 9, 2022, entered into by Moringa Sponsor US L.P. in favor of Holisto Ltd. (in respect of Moringa founder shares)
10.2.3	Form of Lock-Up Agreement, dated as of June 9, 2022, entered into by certain shareholders of Moringa Acquisition Corp party thereto in favor of Holisto Ltd. (in respect of Moringa private units)
10.3	Form of Amended and Restated Registration Rights Agreement, by and among Holisto Ltd., Moringa Sponsor, L.P., any other future holders of Holisto Ltd. ordinary shares who may become party thereto, and Moringa Acquisition Corp
10.4.1*	Securities Purchase Agreement, by and among Holisto Ltd., Moringa Acquisition Corp, and each of the investors listed on the schedule thereto purchasing senior convertible notes
10.4.2	Form of senior secured convertible note to be issued by Holisto Ltd. to the Investor pursuant to the Securities Purchase Agreement
10.4.3	Form of warrant to be issued by Holisto to the Investor pursuant to the Securities Purchase Agreement
10.4.4	Registration rights agreement to be entered into by Holisto with the Investor purchasing the Investor Note and Financing Warrant pursuant to the Securities Purchase Agreement
10.4.5	Leak-out agreement to be entered into among Holisto and the investors pursuant to the Securities Purchase Agreement
10.4.6	Security and pledge agreement to be entered into by Holisto and its subsidiaries in favor of the Investor pursuant to the Securities Purchase Agreement
10.4.7	Security agreement (Israel) to be entered into by Holisto and its subsidiaries in favor of the Investor pursuant to the Securities Purchase Agreement
10.4.8	Guaranty agreement to be entered into by each subsidiary of Holisto in favor of the Investor pursuant to the Securities Purchase Agreement
99.1	Investor Presentation, dated June 13, 2022
99.2	Press Release, dated June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Moringa agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022

MORINGA ACQUISITION CORP

By:	/s/ Gil Maman
Name:	Gil Maman
Title:	Chief Financial Officer